UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 17, 2016, U.S. Concrete, Inc. (the “Company”) issued a press release announcing its proposed offering (the “Offering”) of $350 million aggregate principal amount of senior notes due 2024, subject to market conditions and other factors, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

On May 17, 2016, the Company sent a conditional notice of optional redemption to U.S. Bank National Association, as trustee (the “Trustee”), electing to effect an optional redemption of all of the Company’s outstanding 8.500% Senior Secured Notes due 2018 (CUSIP No. 90333L AG6) (the “2018 Notes”), at a cash redemption price equal to 104.25% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date of June 16, 2016 (such date, the “Redemption Date”) (such amount, the “Redemption Amount”). The redemption is subject to the satisfaction of the following condition precedent (the “Condition Precedent”): the consummation of a financing that provides net proceeds sufficient to pay the Redemption Amount in full and the irrevocable deposit by or on behalf of the Company with the Trustee of funds sufficient to pay and discharge the Redemption Amount (including all principal and accrued interest to the Redemption Date) on the 2018 Notes not theretofore delivered to the Trustee for cancellation and all other sums payable under the indenture governing the 2018 Notes (the “Indenture”) by the Company (other than contingent indemnification obligations, if any, that, pursuant to the terms of the Indenture and the related security documents, survive the termination thereof). If the Condition Precedent is not satisfied as of the Redemption Date, or if the Company provides written notice to the Trustee and the holders at any time prior to the Redemption Date that the Condition Precedent will not be satisfied as of the Redemption Date, then the notice of optional redemption will be rescinded and of no force or effect for any purpose and the 2018 Notes will be deemed not to have been called for redemption.

If the Condition Precedent has been satisfied, from and after the Redemption Date, (i) interest on the 2018 Notes will cease to accrue in accordance with the Indenture, unless the Company defaults in paying the Redemption Amount to the holders of the 2018 Notes, and (ii) the only remaining right of the holders of the 2018 Notes will be to receive payment of the Redemption Amount. The notice of optional redemption will be sent by the Trustee to the registered holders of the 2018 Notes on May 17, 2016 in accordance with the requirements of the Indenture. A copy of the notice of optional redemption is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. A copy of the form of the 2018 Notes is incorporated into this Current Report on Form 8-K by reference to Exhibit 4.1 hereto.

On May 17, 2016, in connection with the Offering, the Company provided certain offering materials to prospective eligible investors concerning the business of the Company (the “Business Information”), an excerpt of which is attached hereto as Exhibit 99.3.

The information described in this Current Report on Form 8-K and included as Exhibits 99.1, 99.2, and 99.3 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Current Report on Form 8-K and Exhibits 99.1, 99.2 and 99.3 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

The furnishing of the information in this Current Report on Form 8-K and the accompanying exhibits is not intended to, and does not, constitute a determination of admission by the Company that the information in this Current Report on Form 8-K and the accompanying exhibits are material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
4.1	Form of 8.500% Senior Secured Notes due 2018, included as Exhibit A to the Indenture, dated as of November 22, 2013, by and among U.S. Concrete, Inc., the subsidiary guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 22, 2013 (File No. 001-34530)).
99.1	Press release dated May 17, 2016.
99.2	Notice of Optional Redemption of 8.500% Senior Secured Notes due 2018.
99.3	Business Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: May 17, 2016	By:	/s/ Joseph C. Tusa, Jr.
		Name:	Joseph C. Tusa, Jr.
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Form of 8.500% Senior Secured Notes due 2018, included as Exhibit A to the Indenture, dated as of November 22, 2013, by and among U.S. Concrete, Inc., the subsidiary guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 22, 2013 (File No. 001-34530)).
99.1	Press release dated May 17, 2016.
99.2	Notice of Optional Redemption of 8.500% Senior Secured Notes due 2018.
99.3	Business Information.